EXHIBIT 10.1.4
Union Carbide Corporation and Subsidiaries

First Amendment to Amended and Restated Service Agreement

This is the First Amendment (“First Amendment”) to the Amended and Restated Service Agreement effective as of July 1, 2002 between The Dow Chemical Company, a Delaware corporation (“TDCC”), and Union Carbide Corporation, a New York Corporation (“UCC”).  This Amendment is effective as of January 1, 2011.

WHEREAS, the parties entered into the Amended and Restated Service Agreement effective as of July 1, 2002 (the “Agreement”) in which TDCC and UCC agreed to provide certain services to each other.

WHEREAS, the parties desire to enter into this First Amendment to amend the payment provisions related to the performance of services by TDCC and UCC.

NOW THEREFORE, in consideration of the mutual covenants and obligations contained in this First Amendment, TDCC and UCC hereby agree as follows:

1.           Section 5.1 of the Agreement shall be amended as follows:

5.1           Unless otherwise provided in a Service Addendum, (a) for services that TDCC and UCC routinely invoice based on effort, UCC shall pay TDCC for the services provided under this Agreement and TDCC shall pay UCC for the services provided under this Agreement on a fully absorbed cost basis (which includes all overhead, service tax, etc.) plus other direct costs (“ODC”) that include travel, temporary lodging, meals, outside consultant fees and other similar expenses and (b) for general administrative and overhead type services that TDCC routinely allocates to various businesses, UCC shall pay TDCC based on an allocation determined by comparing TDCC and UCC’s relative headcount.  For Services provided hereunder, an additional ten percent will be added to the amounts described in the prior two sentences of this Section 5.1.  Services received by or provided by an Affiliate of TDCC or UCC will be invoiced by or paid by that Affiliate as appropriate.

Except as hereby amended, all terms of the Agreement remain in full force and effect.

The Parties may sign in counterparts that when taken together will form a single document.

The Dow Chemical Company	Union Carbide Corporation

By: /s/ WILLIAM L. CURRY	By: /s/ EUDIO GIL
Name: William L. Curry	Name: Eudio Gil
Title: Assistant Secretary	Title: Vice President, Chief Financial
Officer and Treasurer

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